UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2003

APHTON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19122	95-3640931

(State or Other Jurisdiction of Incorporation)	(Commission File Number )	(I.R.S. Employer Identification No.)

80 S.W. Eighth Street, Suite 2160	Miami, Florida	33130

(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code   (305) 374-7338

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES

Item 5.  Other Events and Required FD Disclosure.

      On June 12, 2003, Aphton Corporation (the “Company”) issued and sold in a private placement a convertible, redeemable, 5-year, interest-bearing note and warrant to purchase common stock to an institutional investor for gross proceeds of $5 million. This was the second tranche of a $20 million financing package previously announced. The note and warrant were issued with the same terms and conditions as the notes and warrants issued in the first tranche.

      The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an exemption from the registration requirements.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 13, 2003	APHTON CORPORATION

/s/ Frederick W. Jacobs

Frederick W. Jacobs Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer